UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

RPT Realty
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

19 W 44th Street,	Suite 1002
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 221-1261

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest, ($0.01 Par Value Per Share)	RPT	New York Stock Exchange
7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share)	RPT.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, RPT Realty (the “Trust”) entered into (i) a new employment agreement with Brian Harper to extend Mr. Harper’s term as President and Chief Executive Officer of the Trust through June 30, 2025 (the “Harper Agreement”) and (ii) a new employment agreement with Michael Fitzmaurice to extend Mr. Fitzmaurice’s term as Executive Vice President and Chief Financial Officer of the Trust through June 30, 2024 (the “Fitzmaurice Agreement”). The Harper Agreement and Fitzmaurice Agreement superseded the prior employment agreements that the Trust had with Messrs. Harper and Fitzmaurice, both of which had terms that were scheduled to expire on June 30, 2021.

Extension of Brian Harper as President and Chief Executive Officer

The term of Mr. Harper’s employment under the Harper Agreement extends through June 30, 2025, and will automatically renew for successive one-year periods unless either party provides prior written notice of non-renewal.

Under the Harper Agreement, Mr. Harper is entitled to (1) receive an annual base salary of no less than $775,000, which is his current annual base salary, subject to the salary reduction for the remainder of 2020 that was previously disclosed in the Trust’s Form 8-K filed on May 11, 2020, (2) participate in the Trust’s short-term incentive program, with a target award each year equal to 125% of annual base salary, (3) participate in the Trust’s long-term incentive program, with a target award each year that is not less than $3,000,000 and (4) receive an extension equity award consisting of restricted common shares of beneficial interest in the Trust valued at $1,500,000 based on the closing price of the Trust’s common shares on June 11, 2020, which equity award will vest in full on June 30, 2025 (the “Harper Extension Award”). The Harper Agreement also provides Mr. Harper with other benefits, such as paid vacation and health and insurance benefits, that are generally consistent with both Mr. Harper’s prior employment agreement and the benefits provided to the Trust’s other executive officers.

Consistent with Mr. Harper’s prior employment agreement, if Mr. Harper’s employment is terminated by the Trust during the term without cause or by Mr. Harper for good reason, subject to the execution and non-revocation of a general release and waiver, Mr. Harper will be entitled to receive the following:

•an amount equal to 1.5 times (or, if the termination occurs within two years after a change in control, 2.0 times) the sum of Mr. Harper’s annual base salary and annual short-term incentive program award (calculated based on the average award for Mr. Harper's previous two most recently completed bonus years for which bonus determinations have already been communicated, or, if the termination occurs within two years after a change in control, his target award amount), each for the calendar year in which the termination occurs and payable in equal monthly installments for a period of 18 months (or, if the termination occurs within two years after a change in control, 24 months) following the date of termination;

•any earned but not yet paid incentive awards for already completed years or award cycles, payable pursuant to and in accordance with the terms and conditions of such plans and award agreements; provided, that any short-term incentive program payment for a calendar year completed prior to the date of termination will be paid irrespective of whether Mr. Harper is employed by the Trust on the payment date;

•the pro rata portion of the short-term incentive program award for the year of termination, based on actual performance;

•continued health benefits for a period of up to 18 months; and

•with respect to equity awards held by Mr. Harper, the following treatment: (1) immediate vesting of a number of the unvested restricted shares granted to Mr. Harper as an inducement award under his prior employment agreement equal to the lesser of (a) 97,886 shares or (b) all of such restricted shares that remain unvested, (2) to the extent such termination occurs prior to December 31, 2020 (which is the end of the applicable performance period), immediate vesting and settlement/pay out, at target, of 293,657 of the performance shares granted to Mr. Harper as an inducement award under his prior employment agreement, (3) immediate vesting of the Harper Extension Award and (4) with respect to all other outstanding equity awards, treatment in accordance with the terms set forth in the award agreements evidencing such equity awards.

In the event that a change in control occurs and any payment or benefit constitutes an excess “parachute payment” under Section 280G of the IRC, subject to an excise tax, Mr. Harper will not be entitled to a tax gross-up payment; however, his payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Harper. Additionally, in the event that a change in control occurs within 24 months prior to the scheduled expiration of the term, Mr. Harper may extend the term until the date that is

24 months after the change in control to ensure that the severance protections provided by the Harper Agreement apply for the full negotiated period following a change in control.

If Mr. Harper’s employment is terminated during the term because of his death or disability, subject to the execution and non-revocation of a general release and waiver, Mr. Harper, or his estate, will be entitled to the same payments and benefits as he would have received upon a termination by the Trust without cause or by Mr. Harper for good reason, except that (1) the time-based restricted shares granted as an inducement equity award pursuant to Mr. Harper’s prior employment agreement will immediately vest in full, (2) the performance-based restricted share units granted as an inducement equity award pursuant to Mr. Harper’s prior agreement will remain outstanding and vest based on actual performance through the end of the performance period and (3) a pro rata portion of the Harper Extension Award will vest based on the portion of the period from July 1, 2020 through June 30, 2025 that has elapsed.

During employment and thereafter, Mr. Harper is subject to confidentiality and non-disparagement requirements. During employment and for 12 months after the termination of employment, Mr. Harper is subject to non-competition requirements. During employment and for 24 months after the termination of employment, Mr. Harper is subject to non-solicitation requirements.

A copy of the Harper Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description of the material terms of the Harper Agreement is qualified in its entirety by reference to such exhibit.

Extension of Michael Fitzmaurice as Executive Vice President and Chief Financial Officer

The term of Mr. Fitzmaurice’s employment under the Fitzmaurice Agreement extends through June 30, 2024, and will automatically renew for successive one-year periods unless either party provides prior written notice of non-renewal.

Under the Fitzmaurice Agreement, Mr. Fitzmaurice is entitled to (1) receive an annual base salary of no less than $475,000, which is his current annual base salary, subject to the salary reduction for the remainder of 2020 that was previously disclosed in the Trust’s Form 8-K filed on May 11, 2020, (2) participate in the Trust’s short-term incentive program, with a target award each year equal to 80% of annual base salary, (3) participate in the Trust’s long-term incentive program, with a target award each year that is not less than $712,500 and (4) receive an extension equity award consisting of restricted common shares of beneficial interest in the Trust valued at $500,000 based on the closing price of the Trust’s common shares on June 11, 2020, which equity award will vest in full on June 30, 2024 (the “Fitzmaurice Extension Award”). The Fitzmaurice Agreement also provides Mr. Fitzmaurice with other benefits, such as paid vacation and health and insurance benefits, that are generally consistent with both Mr. Fitzmaurice’s prior employment agreement and the benefits provided to the Trust’s other executive officers.

If Mr. Fitzmaurice’s employment is terminated by the Trust during the term without cause or by Mr. Fitzmaurice for good reason, subject to the execution and non-revocation of a general release and waiver, Mr. Fitzmaurice will be entitled to receive the following:

•an amount equal to 1.0 times (or, if the termination occurs within two years after a change in control, 2.0 times) the sum of Mr. Fitzmaurice’s annual base salary and target annual short-term incentive program award, each for the calendar year in which the termination occurs and payable in equal monthly installments for a period of 12 months (or, if the termination occurs within two years after a change in control, 24 months) following the date of termination;

•any earned but not yet paid incentive awards for already completed years or award cycles, payable pursuant to and in accordance with the terms and conditions of such plans and award agreements; provided, that any short-term incentive program payment for a calendar year completed prior to the date of termination will be paid irrespective of whether Mr. Fitzmaurice is employed by the Trust on the payment date;

•the pro rata portion of the short-term incentive program award for the year of termination, based on actual performance (or, if the termination occurs within two years after a change in control, at target);

•continued health benefits for a period of up to 12 months (or, if the termination occurs within two years after a change in control, 18 months); and

•with respect to equity awards held by Mr. Fitzmaurice, the following treatment: (1) immediate vesting of any unvested restricted shares granted to Mr. Fitzmaurice as an inducement award under his prior employment agreement, (2) to the extent such termination occurs prior to December 31, 2020 (which is the end of the applicable performance period), immediate vesting and settlement/pay out, at target, of all of the performance shares granted to

Mr. Fitzmaurice as an inducement award under his prior employment agreement, (3) immediate vesting of the Fitzmaurice Extension Award and (4) with respect to all other outstanding equity awards, treatment in accordance with the terms set forth in the award agreements evidencing such equity awards.

In the event that a change in control occurs and any payment or benefit constitutes an excess “parachute payment” under Section 280G of the IRC, subject to an excise tax, Mr. Fitzmaurice will not be entitled to a tax gross-up payment; however, his payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Fitzmaurice. In addition, in the event that a change in control occurs within 24 months prior to the scheduled expiration of the term, Mr. Fitzmaurice may extend the term until the date that is 24 months after the change in control to ensure that the severance protections provided by the Fitzmaurice Agreement apply for the full negotiated period following a change in control.

If Mr. Fitzmaurice’s employment is terminated during the term because of his death or disability, subject to the execution and non-revocation of a general release and waiver, Mr. Fitzmaurice, or his estate, will be entitled to the same payments and benefits as he would have received upon a termination by the Trust without cause or by Mr. Fitzmaurice for good reason, except that a pro rata portion of the Fitzmaurice Extension Award will vest based on the portion of the period from July 1, 2020 through June 30, 2024 that has elapsed.

During employment and thereafter, Mr. Fitzmaurice is subject to confidentiality and non-disparagement requirements. During employment and for 12 months after the termination of employment, Mr. Fitzmaurice is subject to non-competition requirements. During employment and for 24 months after the termination of employment, Mr. Fitzmaurice is subject to non-solicitation requirements.

A copy of the Fitzmaurice Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The above description of the material terms of the Fitzmaurice Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description

*10.1	Employment Agreement by and between the Trust and Brian Harper, dated as of June 11, 2020.
*10.2	Employment Agreement by and between the Trust and Michael Fitzmaurice, dated as of June 11, 2020.
*104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPT REALTY

Date:	June 15, 2020	By: /s/ MICHAEL P. FITZMAURICE
Michael P. Fitzmaurice
Executive Vice President and Chief Financial Officer